FIRST AMENDMENT TO
EXECUTIVE RETENTION AGREEMENT

In connection with that Executive Retention Agreement (“Agreement”) by and between Kinetic Concepts, Inc. (the “Company”) and John T. Bibb (“Executive”), dated effective as of  April 7, 2011, the Company and Executive have agreed that the following changes to the Agreement (in bold) have been made effective as of July 16, 2014:

3.    Definition of Terms.

(b)    [Intentionally omitted.]

4.    Severance Benefits Upon a Qualifying Termination.

(b)      Qualifying Termination not in Connection with a Change in Control. If the Executive experiences a Qualifying Termination that is not in connection with a Change of Control as described in Section 4(a) above, then the Executive shall be entitled to receive the following severance benefits, which shall be in addition to any salary earned and vacation accrued up to and including the Separation Date: (i) a severance payment in the amount of the Executive's annual base salary plus annual target bonus (disregarding any reduction in base compensation constituting Good Reason, if the Executive's Qualifying Termination is for such Good Reason), payable as a lump sum payment within five business days of the date of the Qualifying Termination, subject to Section 6(a) below; and (ii) if the Executive timely elects COBRA health insurance continuation coverage at the same, or a lower, level of coverage as the Executive had elected prior to his or her Qualifying Termination, the Company shall reimburse the Executive for the full COBRA premium payment made by the Executive, until the earliest of: (A) 12 months following the Separation Date, (B) the date the Executive fails to make timely payment of COBRA premiums and/or terminates his or her election of COBRA coverage, and (C) the date the Executive becomes eligible for comparable health insurance coverage (as an employee or otherwise), that does not contain any exclusion or limitation with respect to any preexisting condition of the Executive or a covered family member. The Executive acknowledges that the Company's reimbursement to the Executive of the full COBRA premium payment made by the Executive will be taxable income to the Executive.
Except as expressly set forth in this amendment, the Agreement shall remain in full force and effect without amendment or modification thereof.

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IN WITNESS WHEREOF, each of the parties hereto have executed this amendment, in the case of the Company by its duly authorized officer.

KINETIC CONCEPTS, INC.

By:	/s/ Joseph F. Woody
Joseph F. Woody,
President and Chief Executive Officer

EXECUTIVE

/s/ John T. Bibb

John T. Bibb